UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018 (January 31, 2018)

Drone USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Hamilton Street, West Haven, CT 06516

(address of principal executive offices) (zip code)

(203) 220-2296

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On January 31, 2018 the registrant, Drone USA, Inc. (“Drone USA”), received a payment of $105,000 under the terms of a Securities Purchase Agreement dated November 26, 2017, with Auctus Fund, LLC (“Auctus”) under which Drone USA issued to Auctus a convertible note (the “Note”) in the principal amount of $105,000 that bears interest of 10% per annum less $2,750 for legal fees and $7,250 for due diligence. The Note has a maturity date of nine months or October 26, 2018, and a conversion rate for any unpaid principal and interest at a 35% discount to the market price which is defined as the average of the two lowest trading prices (defined as the lower of the trading price or closing bid price) for Drone USA’s common stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the date of conversion. The conversion rate is further reduced if Drone USA enters into any section 3(a)(9) or 3(a)(10) transactions under the Securities Act of 1933, as amended, if the terms of those transactions offer greater discounts on conversion prices or a longer look back period for determining the conversion rate and under certain other enumerated events, including if the conversion shares cannot be delivered y DWAC. In addition, if Drone USA issues any shares of its common stock at less than the conversion price Auctus is entitled to full ratchet anti-dilution in such event. No shares of Drone USA common stock can be issued to the extent Auctus would own more than 4.99% of the outstanding shares of Drone USA common stock unless Auctus agrees to increase the ownership to 9.99%. Drone USA is required at all times to have authorized and reserved ten times the number of shares that is actually issuable upon full conversion of the Note (based on the conversion price of the Note in effect from time to time). The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if Drone USA loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). Drone USA is entitled to prepay the Note between the issue date until 180 days from its issuance but not thereafter. The foregoing is a summary of the terms of the Securities Purchase Agreement and Note and is qualified in its entirety by the Securities Purchase Agreement and the Note attached hereto and incorporated herein as Exhibits 10.1 and 10.2, respectively.

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Item 9.01    Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Securities Purchase Agreement dated January 26, 2018 between Drone USA, Inc. and Auctus Fund, LLC

10.2	Convertible Promissory Note dated January 26, 2018 Issued by Drone USA, Inc. to Auctus Fund, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2018	Drone USA, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO

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